Exhibit 5.2

E:	lou@bevilacquapllc.com
T:	202.869.0888
W:	bevilacquapllc.com

January 14, 2025

Guardforce AI Co., Limited
10 Anson Road, #28-01 International Plaza

Singapore 079903

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to Guardforce AI Co., Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with its filing of the Registration Statement on Form F-3 on the date hereof (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”) for the issue and sale by the Company of up to $300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies of (a) ordinary shares, par value $0.12 per share (the “Ordinary Shares”), (b) debt securities, in one or more series (the “Debt Securities”), (c) warrants to purchase Ordinary Shares, Debt Securities, or any combination thereof, which may be issued pursuant to one or more warrant agreements of the Company, proposed to be entered into with one or more warrant agents to be named therein (the “Warrants”), (d) rights to purchase Ordinary Shares, Debt Securities or other securities of the Company (the “Rights”) and (e) units consisting of any of the securities describe above, or any combination thereof (the “Units”). The Ordinary Shares, the Debt Securities, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities” and individually as a “Security”. The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by such Registration Statement. The Debt Securities will be issued under an indenture of the Company, proposed to be entered into with a trustee to be named therein (the “Trustee”), as such indenture may be supplemented from time to time (the “Indenture”).

Mr. Bevilacqua is admitted to practice law in the District of Columbia, New York and Connecticut

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2
January 14, 2025

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

I.       With respect to the Debt Securities to be issued under the Indenture to be entered into by the Company and the Trustee, when (a) the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate action of the Company (including the adoption by the board of directors of the Company (the “Board”) of resolutions duly authorizing the issuance and delivery of such Debt Securities and the Securities that such Debt Securities may be exchangeable for and/or convertible into), and (b) any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the related prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

II.       With respect to the Warrants to be issued by the Company, when (a) the specific terms of any such Warrants have been duly established in accordance with applicable law and authorized by all necessary corporate action of the Company (including the adoption by the Board of resolutions duly authorizing the issuance and delivery of such Warrants and the Securities that such Warrants may be exercisable for), and (b) any such Warrants have been duly executed and issued by the Company and such Warrants have been duly delivered by or on behalf of the Company against payment therefor in accordance with the Warrants and/or any warrant agreement and in the manner contemplated by the Registration Statement and/or the related prospectus and by such corporate action, such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

III.       With respect to the Units to be issued by the Company, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of securities underlying such Units in connection therewith, the terms of such Units, the terms of the offering of such Units, and related matters, (b) if applicable, one or more agreements incorporating the terms and other provisions of such Units has been duly authorized, executed and delivered by the Company and a unit agent (a “Unit Agreement”), (c) such Units have been duly executed and authenticated or countersigned in accordance with the terms of such Unit Agreement and (d) the Units have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Unit Agreement, such Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

IV.       With respect to the Rights to be issued by the Company, when: (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Rights, the terms of the offering thereof, and related matter, (b) the rights agreement under which the Rights are to be issued has been duly authorized and validly executed and delivered by the Company, (c) such Rights have been duly executed and authenticated or countersigned in accordance with the terms of such rights agreement and (d) the Rights have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such rights agreement, such Rights will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

PG. 3
January 14, 2025

Each opinion in this letter that any Security is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). “General principles of equity” include, but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our opinion.

Except as noted below, our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York and the federal law of the United States as in effect on the date hereof (the “Applicable Laws”) and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters or municipal law or the laws of any local agencies within any state. For purposes of the opinions herein we have assumed that the governing law under each of the Debt Securities, the Warrants, the Units and the Rights shall be the laws of the State of New York. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant differences exist between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under any of the Debt Securities, the Indenture, the Warrants, the Units and the Rights (collectively, the “Documents”). The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

We have not undertaken any search of court records for purposes of this letter. We have assumed that each applicable party to the Documents (i) is an entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has adopted by requisite vote of its board of directors, board of managers or analogous governing body the resolutions or approvals necessary to authorize such party’s execution, delivery and performance of such Documents, (iii) has duly authorized, executed and delivered such Documents, (iv) has all corporate and other organizational power and authority (including without limitation the power and authority under the laws of its jurisdiction of organization) to execute and deliver such Documents and perform its respective obligations under such Documents; (v) has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such Documents; and (vi) is not required by any law to obtain any consent, approval, authorization or order of any court or governmental agency in order to obtain the right to enter into such Documents or to take any action taken by it in connection with the consummation of the transactions contemplated in the Documents in accordance with their terms, and the execution and delivery by such party of the Documents, and that the consummation of the transactions contemplated thereby in accordance with the terms thereof will not violate any existing provisions of the organizational documents of such party or any law or governmental regulation. For purposes of the opinions above, we have assumed, without conducting any research or investigation with respect thereto, the corporate or other power of, and the due authorization, execution and delivery of the Documents by, the Company, the absence of any conflicts with the organizational documents of the Company and the absence of any conflicts with, or consents required under, the laws, rules and regulations of any jurisdiction other than the State of New York.

PG. 4
January 14, 2025

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; and (ii) factual information provided to us by the Company. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was made available to us and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. Whenever this letter provides advice about (or based upon) our knowledge of any particular information, such advice is based entirely on the actual knowledge at the time this letter is delivered on the date it bears by the lawyers with Bevilacqua PLLC who have represented or are representing the Company in connection with the issuance of the Securities after consultation with other lawyers with Bevilacqua PLLC who have represented the Company on other substantive matters.

None of the opinions or other advice contained in this letter considers or covers: (a) any antifraud laws, rules or regulations; (b) any state securities (or “blue sky”) laws or regulations or securities laws or regulations of jurisdictions outside the United States; (c) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information derived therefrom set forth in (or omitted from) the Registration Statement and/or the related prospectus; or (d) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Documents including any regulatory laws or requirements specific to the industry in which you or the Company is engaged. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; or (iv) requirements in the Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinions involve matters governed by the laws of the Cayman Islands, we have relied, without independent inquiry or investigation, on the opinions of Conyers Dill & Pearman, Cayman Islands counsel for the Company, delivered to you today. The opinions set forth in this letter are being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the use of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bevilacqua PLLC

Bevilacqua PLLC